EXHIBIT 21


                   SUBSIDIARIES OF XECHEM INTERNATIONAL, INC.


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                                                                                         NAME UNDER WHICH
NAME                                            STATE OF INCORPORATION               SUBSIDIARY DOES BUSINESS
---------------------------------------- ------------------------------------- -------------------------------------
Xechem, Inc.                                           Illinois                                Same
---------------------------------------- ------------------------------------- -------------------------------------
Xechem Laboratories, Inc.                             New Jersey                               Same
---------------------------------------- ------------------------------------- -------------------------------------
XetaPharm, Inc.                                       New Jersey                               Same
---------------------------------------- ------------------------------------- -------------------------------------
Xechem (India) Pvt., Ltd.                         Republic of India                            Same
---------------------------------------- ------------------------------------- -------------------------------------
Xechem Pharmaceuticals,                          Republic of Nigeria
---------------------------------------- ------------------------------------- -------------------------------------
Nigeria, Limited
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